UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2009

NORTH AMERICAN TECHNOLOGIES

GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(972) 996-5750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 8, 2009, North American Technologies Group, Inc. (the “Company”) issued a Promissory Note (the “Note”) in the amount of $850,000 to Herakles Investments, Inc. (“Herakles”). Herakles is an affiliate of Sponsor Investments, LLC, the beneficial owner of a majority of the outstanding shares of the Company, and of Opus 5949, LLC, the lender under the Company’s $14 million Construction Loan. The Note bears interest at the rate of 15% per annum compounding quarterly and matures on the earlier of April 8, 2010 or the date on which the Company issues debentures or equity securities to Herakles pursuant to a Stock Purchase Agreement. The Note is unsecured. Of the $850,000 in loan proceeds, the Company used $282,333.33 to pay the quarterly interest payment due April 1, 2009 under the Construction Loan, and the balance will be used for general working capital purposes. The promissory note is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Promissory Note issued to Herakles Investments, Inc. dated April 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ D. Patrick Long
D. Patrick Long, Chief Executive Officer

Dated: April 16, 2009